Exhibit 5.1
Holland & Knight LLP
Cira Centre, Suite 800 | 2929 Arch Street | Philadelphia, PA 19104 | T 215.252.9600 | F 215.867.6070
Holland & Knight LLP | www.hklaw.com

July 21, 2023

Board of Directors
Enterprise Financial Services Corp
150 North Meramac Avenue
Clayton, Missouri 63105

Re: Registration Statement on Form S-8 of Enterprise Financial Services Corp

Dear Ladies and Gentleman:

We have acted as counsel to Enterprise Financial Services Corp, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 900,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), issuable under the Company’s Enterprise Financial Services Corp Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”) and the Enterprise Financial Services Corp Stock Plan for Non-Management Directors (the “Non-Management Directors Plan” together with the 2018 Plan, the “Plans”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Plans; (ii) the Registration Statement and all exhibits thereto; (iii) the Company’s Certificate of Incorporation, as presently in effect; (iv) the Company’s Amended and Restated Bylaws, as presently in effect; and (v) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering the opinion set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and (v) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plans, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP